UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): June 26, 2003

ALARIS MEDICAL, INC.

(Exact name of registrant as specified in its charter)
Delaware	1-10207	13-3492624

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

10221 Wateridge Circle San Diego, CA 92121-1579

(Address, including zip code, of registrant’s principal executive offices)

(858) 458-7000

Registrant’s telephone number, including area code

Item 5. Other Disclosure

On June 26, 2003, ALARIS Medical, Inc. announced today the pricing of its public offering of 9,100,000 shares of its common stock at $12.50 per share and the pricing of its public offering of $175 million aggregate principal amount of 7¼% senior subordinated notes due July 1, 2011. Concurrently with the closing of these stock and bond offerings, the Company will also establish a $245 million bank term loan and $30 million revolving credit facility. The press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALARIS MEDICAL, INC.

Date: June 26, 2003	/s/DAVID L. SCHLOTTERBECK ———————————————— David L. Schlotterbeck President and Chief Executive Officer

EXHIBIT INDEX

       Exhibit

         99.1          Press release of ALARIS Medical, Inc., dated June 26, 2003.